                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                           VENTURI TECHNOLOGIES, INC.

                                       AND

                                 GREENWICH, AG.



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                                TABLE OF CONTENTS

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                                                                                                               PAGE
ARTICLE 1.  PURCHASE AND SALE OF SECURITIES.......................................................................1
                  1.1      The Shares.............................................................................1
                  1.2      Purchase and Sale of the Securities....................................................1
                  1.3      Representations by Greenwich...........................................................1
                  1.4      Restrictive Legend.....................................................................2

ARTICLE 2.  CONDITIONS PRECEDENT TO CLOSING.......................................................................2
                  2.1      Conditions Precedent to Greenwich's Obligations........................................2
                                    (a)     Representations and Warranties of the Company.........................2
                                    (b)     Company Documentation at Closing......................................2
                                    (c)     Consents, Waivers etc.................................................4
                  2.2      Conditions Precedent to the Company's Obligations......................................4
                                    (a)     Representations and Warranties of Greenwich...........................4
                                    (b)     Purchaser Documentation at Closing....................................4

ARTICLE 3.  REPRESENTATION AND WARRANTIES OF THE COMPANY .........................................................5
                  3.1      Organization and Standing of the Company...............................................5
                  3.2      Corporate Action.......................................................................5
                  3.3      Government Approvals...................................................................5
                  3.4      Litigation.............................................................................6
                  3.5      Compliance with Other Instruments......................................................6
                  3.6      Title to Assets, and Properties........................................................6
                  3.7      Insurance..............................................................................7
                  3.8      Taxes..................................................................................7
                  3.9      Transactions with Affiliates...........................................................7
                  3.10     Assumptions or Guaranties of Indebtedness of Other Persons.............................7
                  3.11     Investments............................................................................8
                  3.12     Compliance with Governmental Regulations...............................................8
                  3.13     Registration Rights....................................................................8
                  3.14     Securities Act and Exchange Act Compliance.............................................8
                  3.15     Disclosure.............................................................................8
                  3.16     No Brokers or Finders..................................................................8
                  3.17     Certain Representations Regarding Employees............................................9
                  3.18     Capitalization; Status of Capital Stock................................................9
                  3.19     Books and Records.....................................................................10
                  3.20     Payments..............................................................................10
                  3.21     Financial Statements..................................................................10

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                  3.22     Environmental Matters.................................................................11

ARTICLE 4.  AFFIRMATIVE COVENANTS OF THE COMPANY  ...............................................................12
                  4.1      Covenants of the Company During the Time that
                           Greenwich Owns the Shares ............................................................12
                                    (a)     Payment of Taxes and Trade Debt......................................12
                                    (b)     Maintenance of Insurance.............................................12
                                    (c)     Preservation of Corporate Existence..................................12
                                    (d)     Compliance with Laws.................................................13
                                    (e)     Keeping of Records and Books of Account..............................13
                                    (f)     Maintenance of Properties............................................13
                                    (g)     Inspection...........................................................13
                  4.2      Listing of the Company's Common Stock on a National Exchange..........................13
                  4.3      Audited Financial Statements of the Company...........................................13
                  4.4      Costs and Expenses of Registration of the Shares......................................13
                  4.5      Daily Transfer Sheets.................................................................14

ARTICLE 5.  NEGATIVE COVENANTS OF THE COMPANY....................................................................14
                  5.1      Negative Covenants of the Company.....................................................14
                                    (a)     Liquidation, Recapitalization, Etc...................................14
                                    (b)     Budgets and Board Approval...........................................14
                                    (c)     Indemnification Provisions; Director Insurance.......................14
                                    (d)     Dealings with Affiliates and Others..................................14
                                    (e)     Consideration for Issuance of Shares.................................15
                                    (f)     Negative Pledge......................................................15
                                    (g)     Limitation on Indebtedness...........................................15
                                    (h)     Limitation on Issuance of Equity Securities..........................15
                                    (i)     Limitation on Distributions..........................................15
                                    (j)     Limitation on Redemption of Debt.....................................15
                                    (k)     Limitations on Amendments............................................16
                                    (l)     Limitations on Company Actions.......................................16
                                    (m)     Phantom Stock........................................................16
                                    (n)     Asset Sales..........................................................16
                                    (o)     Subsidiaries.........................................................16
                  5.2      Employee Stock Options................................................................17
                  5.3      Sales of Securities under Regulation S................................................17
                  5.4      Repayment of Company Indebtedness.....................................................17
                  5.5      Press Releases........................................................................17
                  5.6      Sales Below Greenwich Purchase Price..................................................17

ARTICLE 6.  OTHER REQUIREMENTS OF THE COMPANY....................................................................17
                  6.1      Reporting Requirements................................................................17
                  6.2      Board Representation..................................................................18

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                  6.3      Actions Requiring Board Consideration.................................................18
                  6.4      Management Consultation with Board of Directors.......................................19
                  6.5      Lock-Up Agreements for Karren and Hopkins.............................................20
                  6.6      Key Man Life Insurance................................................................20

ARTICLE 7.   MERGERS AND ACQUISITIONS............................................................................20
                  7.1      Introduced Transaction................................................................20
                  7.2      Payment of Finder's Fee...............................................................21

ARTICLE 8.  DEFINITIONS AND ACCOUNTING TERMS.....................................................................21
                  8.1      Certain Defined Terms.................................................................21
                  8.2      Accounting Terms......................................................................22

ARTICLE 9.  INDEMNIFICATION BY THE COMPANY.......................................................................23
                  9.1      Indemnification.......................................................................23

ARTICLE 10.  MISCELLANEOUS ......................................................................................23
                  10.1     No Waiver; Cumulative Remedies........................................................23
                  10.2     Notice................................................................................23
                  10.3     Costs, Expenses and Taxes.............................................................24
                  10.4     Binding Effect; Assignment............................................................24
                  10.5     Survival of Representations and Warranties............................................25
                  10.6     Prior Agreements......................................................................25
                  10.7     Severability..........................................................................25
                  10.8     Governing Law.........................................................................25
                  10.9     Headings..............................................................................25
                  10.10    Counterparts..........................................................................25
                  10.11    Further Assurances....................................................................25
                  10.12    Attorneys' Fees.......................................................................25
                  10.13    Remedies..............................................................................25
                  10.14    Time of Essence.......................................................................25
                  10.15    Joint Drafting of Agreement...........................................................26
                  10.16    Facsimile Signature...................................................................26
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                                       iii

                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT is made and entered into this 3rd day of June, 1999 (this "Agreement"), by and among VENTURI TECHNOLOGIES, INC., a corporation formed under the laws of the State of Nevada (the "Company"); and GREENWICH, AG., a German company ("Greenwich").

                                   ARTICLE 1.

                         PURCHASE AND SALE OF SECURITIES

         1.1 THE SHARES. The Company has authorized the issuance and sale of One Million Six Hundred Thousand (1,600,000) shares of the Company's common stock, par value USD $0.001 per share (the "Shares") to Greenwich at a price of USD $1.25 per share.

         1.2 PURCHASE AND SALE OF THE SECURITIES. The Company agrees to issue and sell to Greenwich, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, Greenwich agrees to purchase the Shares for an aggregate purchase price of $2,000,000.00 (the "Purchase Price"). As additional consideration for the Purchase Price, the Company shall issue a warrant to Greenwich (the "Warrant") to purchase up to Twenty Two Thousand Eight Hundred Seven (22,807) shares of the Company's common stock at a price of Thirty Dollars ($30.00) per share. The Warrant shall be substantially in the form attached hereto as EXHIBIT "A". The Shares and the Warrant are sometimes collectively referred to herein as the "Securities". The purchase and sale of the Securities shall take place at a closing (the "Closing") to be held at the offices of Gardere & Wynne, L.L.P. on June 3, 1999 at 10:00 am, or on such other date and at such other time as may be mutually agreed upon by the parties to this Agreement. At the Closing, the Company shall issue and deliver to Greenwich a certificate evidencing the Shares and issue and deliver to Greenwich the Warrant against delivery by wire transfer to the Company of the Purchase Price.

         1.3      REPRESENTATIONS BY GREENWICH. Greenwich represents that:

                  (a) Greenwich has duly authorized, executed and delivered this Agreement and this Agreement constitutes the valid and enforceable obligation of Greenwich, except as such enforceability may be limited by general equity principles or by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally.

                  (b) Greenwich (i) has sufficient net worth to sustain a loss of all of its interest in the Company and can bear the economic risk of its investment in the Company, (ii) understands that an investment is speculative and involves a high degree of risk, and (iii) has been afforded an adequate opportunity to ask questions of and receive satisfactory answers

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

         from the Company concerning the terms and conditions of the investment contemplated under this Agreement.

                  (c) Greenwich is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. By execution of this Agreement, Greenwich represents that it has no agreement, contract or understanding with any person or entity to sell, transfer or grant rights in any of the Shares.

                  (d) Greenwich understands that the Shares have not been and, except as may be provided by this Agreement or ancillary agreements hereto, will not be registered under applicable state or federal securities laws by reason of certain exemptions from the registration provisions thereof which depend upon, among other things, the bonafide nature of Greenwich's representations and investment intent as expressed herein. Greenwich acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available.

         1.4 RESTRICTIVE LEGEND. Each certificate representing the Shares shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY ARE RESTRICTED SECURITIES WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THESE SECURITIES WILL NOT TRANSFER SUCH SECURITIES EXCEPT UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE ISSUER THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

                                   ARTICLE 2.

                         CONDITIONS PRECEDENT TO CLOSING

         2.1 CONDITIONS PRECEDENT TO GREENWICH'S OBLIGATIONS. The obligation of Greenwich to purchase and pay for the Securities at the Closing is subject to the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each of the representations and warranties of the Company set forth in
         Article 3 hereof shall be true on the date of the Closing.

                  (b) COMPANY DOCUMENTATION AT CLOSING. Greenwich shall have received, prior to or at the Closing, all of the following, each in form and substance satisfactory to Greenwich

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         and its counsel, and all of the following events shall have occurred prior to or simultaneously with the Closing hereunder

                           (i) A copy of all charter documents of the Company, certified by the Secretary of State of Nevada, a certified copy of the resolutions of the Board of Directors of the Company and, if required, the stockholders of the Company, evidencing approval of this Agreement, the authorization for issuance of the Shares, and other matters contemplated hereby; a certified copy of the Bylaws of the Company, as amended; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement and the Shares.

                           (ii) A favorable opinion of Mackey Price & Williams, P.C., counsel for the Company, in the form set forth in EXHIBIT "B".

                           (iii) A certificate of the Secretary or an Assistant Secretary of the Company stating the names of the officers of the Company authorized to sign this Agreement, the certificates evidencing the Shares and other documents or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

                           (iv) A certificate from a duly authorized officer of the Company stating that the representations and warranties of the Company contained in Article 3 hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct in all material respects and that all conditions required to be performed by the Company prior to or at the Closing have been performed.

                           (v) Certificates representing the Shares and the Warrant being issued and sold by the Company to Greenwich pursuant to Section 1.2 hereof duly recorded on the books of the Company in the name of Purchaser and authenticated by the transfer agent for the Company, together with such other supporting documents as may be, in the opinion of counsel for Greenwich, reasonably necessary to permit Greenwich to acquire free and clear title to the Shares.

                           (vi) Receipt for the payment delivered to the Company by Greenwich pursuant to Section 2.2(b)(i) hereof.

                           (vii) A certificate of the Secretary of State of the State of Nevada as to the good standing of the Company dated no earlier than 90 days prior to the Closing.

                           (viii) Certificates of existence in good standing and qualification to transact business as a foreign corporation (or similar documents) of the Company from the

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                  Secretaries of State of the states of Utah, Texas and
                  California and any states where the failure so to qualify could have a material adverse effect upon the Company.

                           (ix) A Registration Rights Agreement, in the form set forth in EXHIBIT "C" executed and delivered by the Company.

                           (x)      A Licensing Right of First Refusal
                  Agreement, in the form set forth in EXHIBIT "D", executed and delivered by the Company and the parties named therein.

                           (xi) A Lock-up Agreement, in the form set forth in EXHIBIT "E", executed and delivered by each of Gaylord Karren and John Hopkins.

                  (c) CONSENTS, WAIVERS ETC. Prior to the Closing, the Company shall have obtained all consents or waivers, if any, necessary or appropriate to execute and deliver this Agreement, issue the Shares and the Warrant and carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and other agreements and instruments executed and delivered by the Company in connection herewith, shall have been made or taken. In addition to the documents set forth above, the Company shall have provided Greenwich any other information or copies of documents that it may reasonably request.

         2.2      CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS.

                  (a) REPRESENTATIONS AND WARRANTIES OF GREENWICH. The representations and warranties of Greenwich set forth in Section 1.3 hereof shall be true on the date of the Closing.

                  (b) PURCHASER DOCUMENTATION AT CLOSING. The Company shall have received, prior to or at the Closing, all of the following, each in form and substance satisfactory to the Company and its counsel, and all of the following events shall have occurred prior to or simultaneously with the Closing hereunder.

                           (i) Payment to the Company of the Purchase Price for the Securities in the manner specified in Section 1.2 hereof

                           (ii) A certificate from a duly authorized officer of Greenwich stating that the representations and warranties of Greenwich contained in Section 1.3 hereof and otherwise made by Greenwich in writing in connection with the transactions contemplated hereby are true and correct in all material respects and that all conditions required to be performed by Greenwich prior to or at the Closing have been performed.

                           (iii) A Registration Rights Agreement, in the form set forth in EXHIBIT "C", executed and delivered by Greenwich.

                           (iv)     A Licensing Right of First Refusal
                  Agreement, in the form set forth in EXHIBIT "D", executed and delivered by Greenwich.

                           (v) An Investor Lock-Up Agreement in the form set forth in EXHIBIT "F", executed and delivered by Greenwich.

                                   ARTICLE 3.

                  REPRESENTATION AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants as follows:

         3.1 ORGANIZATION AND STANDING OF THE COMPANY. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Company is duly licensed or qualified to do business and is in good standing as a foreign corporation in the States of Utah, Texas and California, which are the only jurisdictions in which the character of the property owned or leased, or the nature of the activities conducted, by the Company makes such licensing or qualification necessary. Except as set forth on SCHEDULE 3.1 hereto, the Company does not own any equity interest, directly or indirectly, in any person or business enterprise and has never operated as a subsidiary or a division of any other person.

         3.2 CORPORATE ACTION. The Company has all necessary corporate power and has taken all corporate action required to make all the provisions of this Agreement and any other agreements and instruments executed in connection herewith and therewith the legal, valid, binding and enforceable obligations of the Company, except as such enforceability may be limited by general equity principles or by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally. At the time of Closing, the issuance of the Securities will not be subject to preemptive or other preferential rights, or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or which is otherwise binding upon the Company.

         3.3 GOVERNMENT APPROVALS. No authorization, consent, approval, license, exemption of or filing or registration with any Person any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Company, or for the performance by the Company of its obligations under, this Agreement.

         3.4 LITIGATION. Except as set forth on SCHEDULE 3.4, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against or in

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any way affecting the Company, its operations, any of its properties or assets, or any of its officers, employees or principal stockholders that might, individually or in the aggregate have a material adverse effect upon the business, operations, affairs or condition of the Company, or any of its properties or assets, or call into question the validity of this Agreement, any of the Shares, the Warrant, or any action taken or to be taken pursuant hereto or thereto. To the knowledge of the Company, there has not occurred any event nor does there exist any condition which might give rise to any such litigation, proceeding or investigation. Neither the Company, nor, to the Company's knowledge, any officer, employee or principal stockholder of the Company, is in default with respect to any order, writ, injunction, decree, ruling or agency that might result, either individually or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company or its properties or assets.

         3.5 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is in compliance with the terms and provisions of this Agreement and of its Articles of incorporation and Bylaws and with the terms and provisions of each mortgage, indenture, lease, or other agreement or instrument to which the Company is a party, by which the Company is bound, or to which its properties or assets are subject, and of all judgments, decrees, governmental orders, and, to the Company's knowledge, statutes, rules or regulations by which the Company is bound or to which its properties or assets are subject. Except as set forth in SCHEDULE 3.5 hereto, the Company is not a party to any material contract or commitment (or group of related contracts or commitments). Neither the execution and delivery of this Agreement nor the issuance of the Securities, nor the consummation of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision in any of the foregoing documents or instruments.

         3.6      TITLE TO ASSETS, AND PROPERTIES.

                  (a) Except as set forth in SCHEDULE 3.6(a), the Company has good, clear and marketable title to its properties and assets, and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for liens or for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount, not materially detracting from the value or impairing the use of property subject thereto or impairing the operations or proposed operations of the Company.

                  (b) Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, duly authorized and entered into, without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder or any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto.

                  (c) Except as set forth in SCHEDULE 3.6(c) hereto, the Company owns or will have valid right to use all patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names or trade name rights, franchises, copyrights, inventions and intellectual property rights used or proposed to be used in its business; and, to the knowledge of the Company, the conduct of the Company's business does not and will not conflict, in any respect, with valid patents, patent rights, licenses, permits, trade secrets trademarks, trademark rights, trade names or trade name rights, franchisees, copyrights, inventions or intellectual property rights of others.

         3.7 INSURANCE. SCHEDULE 3.7 discloses all insurance policies with respect to which the Company is the owner, insured or beneficiary or under which any assets of the business are insured. Such policies are reasonable, both in scope and amount, in light of the risks attendant to the business and are comparable in coverage to policies customarily maintained by others of similar size, located in similar communities engaged in similar lines of business. There is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed. All premiums required to be paid in connection with the insurance, policies of the Company have been paid in full.

         3.8 TAXES. The Company has filed or caused to be filed on a timely basis, or will file or cause to be filed on a timely basis, all tax returns that are required to be filed by the Company with respect to its business prior to or on the Closing Date, pursuant to the law of each governmental authority with taxing power over it. All such tax returns were or will be, as the case may be, correct and complete. The Company has paid or will pay all taxes that have or will become due, except such taxes, if any, as are (i) being contested in good faith, and fully reserved against on the Company's audited balance sheet for fiscal year 1998 (the "1998 Balance Sheet") or any interim period. No claim has been made by a taxing authority of a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation in that jurisdiction. The Company has withheld and paid all taxes required to have been withheld in correction with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

         3.9      TRANSACTIONS WITH AFFILIATES. Except as set forth in
SCHEDULE 3.9 hereto, there are no loans, leases, royalty agreements or other continuing transactions between the Company and (i) any of the Company's customers or suppliers other than those entered into in the ordinary course of business, (ii) any officer or director of the Company, (iii) any Person owning one percent (1%) or more of any class of capital stock of the Company or any member of such stockholders family or (iv) any corporation or other entity controlled by such officer, director, stockholder or a member of such stockholder's family or in which such stockholder or a member of such stockholder's family owns or has a material interest.

         3.10 ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable with respect to (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person.

         3.11 INVESTMENTS. Except as set forth on SCHEDULE 3.11 the Company has not made any loan or advance to any Person that is outstanding on the date of this Agreement nor is the Company obligated or continued to make any such loan or advance, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any interest in, any Person.

         3.12 COMPLIANCE WITH GOVERNMENTAL REGULATIONS. The Company is in compliance with all laws and governmental rules and regulations applicable to its business, properties and assets, and to the services, products and equipment designed, manufactured or sold by it, including, without limitation, all such laws, rules and regulations relating to fair employment practices, public or employee safety and environmental protection, and similar matters. The Company now holds all governmental permits or licenses required to own its assets and operate its business. No notice or warning from any authority with respect to the suspension, revocation or termination of any such permit or license has been received by the Company.

         3.13 REGISTRATION RIGHTS. Except as set forth in SCHEDULE 3.13 hereto, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

         3.14 SECURITIES ACT AND EXCHANGE ACT COMPLIANCE. The Company has registered its Common Stock pursuant to Section 12 of the Exchange Act, is in full compliance with all reporting requirements of the Exchange Act and the Common Stock is quoted on the NASDAQ Over-The-Counter Bulletin Board (trading symbol: VTIX). Upon issuance and delivery at the Closing, in accordance with this Agreement, the Shares will be duly and validly authorized and issued, fully paid and non assessable, free from all encumbrances and restrictions other than restrictions on transfer imposed by applicable securities laws and/or this Agreement, and will not subject the holders thereof to personal liability by reason of being such holders. No authorization, approval, filing or consent of any governmental body is required for the issuance and sale of the Shares, except for filings pursuant to Regulation D under the Securities Act or any state blue sky filings.

         3.15 DISCLOSURE. Neither this Agreement, nor any other agreement, document, certificate or written or oral statement furnished to Greenwich or its counsel, in connection with the transactions contemplated by this Agreement by or on behalf of the Company (when considered in the aggregate), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         3.16 NO BROKERS OR FINDERS. Except as set forth in SCHEDULE 3.16, no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any agent of the Company. The Company agrees to indemnify and hold Greenwich harmless against any such commissions, fees or other compensation payable by the Company in connection with the transactions contemplated under this Agreement.

         3.17     CERTAIN REPRESENTATIONS REGARDING EMPLOYEES.

                  (a) Except as set forth in SCHEDULE 3.17 hereto, no employee of the Company is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly but without limitation in connection with any previous employment of any such person, which materially adversely affects, or in the future may reasonably be expected to materially adversely affect, the business or operations of the Company or the right of any such person to participate in the affairs of the Company;

                  (b) To the best of the Company's knowledge, no officer of the Company has any present intention of terminating his employment with the Company, and the Company does not have any present intention of terminating any such employment;

                  (c) The Company is not a party to any collective bargaining agreement and, to the best of the Company's knowledge, no organizational efforts are currently being made by any union with respect to any of the Company's employees; and

                  (d) Except as set forth in SCHEDULE 3.17 hereto, the Company has no contracts, directly or indirectly, with any employee, director, officer or shareholder of the Company.

         3.18     CAPITALIZATION; STATUS OF CAPITAL STOCK.

                  (a) As of the date hereof the Company has a total authorized capitalization consisting of 20,000,000 shares of Common Stock, USD $0.001 par value per share, of which 8,679,976 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, USD$0.001 par value per share, of which 64,410 shares of 10% Cumulative Convertible Series A Preferred Stock, 260,000 shares of 6% Cumulative Convertible Series B Preferred Stock, 552,845 shares of 6% Cumulative Convertible Series C Preferred Stock and 2,303,738 shares of Series D Convertible Preferred Stock are issued and outstanding. Except as set forth in SCHEDULE 3.18(a) hereto, there are no options, warrants or rights to acquire shares of the capital stock or other securities of the Company authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities. Except as set forth in SCHEDULE 3.18(a) hereto, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state and federal securities laws. Except as set forth in SCHEDULE 3.18(a), no holder of any security of the Company is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or that is otherwise binding upon the company. Except as provided in SCHEDULE 3.18(a) hereto, the Company is not a party to, and to its knowledge, no stockholder of the Company is a party to, any voting agreements, voting trusts, proxies or any other agreements, instruments or understandings with respect to the voting of any shares of the capital stock of the Company, or any agreement with respect to the transferability, purchase or redemption of any shares of capital stock of the Company.

                  (b) The Company has not created any right to acquire an equity interest, or any interest measured by income, profits or any results of operations or by the value of any stock, or any similar or related right of interest.

                  (c) The pro-forma capitalization of the Company after giving effect to the transactions contemplated by this Agreement is attached hereto as SCHEDULE 3.18(c) and is true and correct.

         3.19 BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all information relating to the business of the Company, the nature, acquisition, maintenance, location and collection of the assets of the Company, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

         3.20 PAYMENTS. Neither the Company nor any officer, director or employee of the Company has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized. to any person, government official or other party, in any manner related to the business or operations of the Company, which may have been illegal under any federal, State or local law and which may have a material adverse effect on the business, properties or assets of the Company, including but not limited to, the Foreign Corrupt Practices Act.

         3.21 FINANCIAL STATEMENTS. The Company has delivered to Greenwich (i) the consolidated audited balance sheet of the Company for its fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996, and the consolidated audited statements of operation, stockholders' equity and changes in financial position for the fiscal years then ended, each accompanied by a report of the Company's independent certified public accountants and (ii) the consolidated unaudited balance sheet of the Company as of April 30, 1999, and the consolidated unaudited statements of operations, stockholders' equity and changes in financial position for the four month period then ended (all of the financial statements referred to the preceding clauses (i), (ii), and (iii) are herein collectively referred to as the "Financial Statements"). All of the Financial Statements, including the notes thereto, (i) have been prepared in accordance with the books and records of the Company, (ii) present fairly in all material respects the financial position of the Company as of their respective dates and the results of operations and changes in financial position for the respective periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise noted in the notes thereto), subject in the case of unaudited statements normal year end adjustments. SCHEDULE 3.21 sets forth all changes in accounting methods (for financial accounting purposes) made, agreed to or requested or required with respect to the Company during the past five years. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or absolute, matured or unmatured, except for liabilities incurred in the ordinary course of business which, in the aggregate, do not have a material adverse effect upon the Company.

         3.22     ENVIRONMENTAL MATTERS.

                  (a) The Company is in material compliance with all Environmental Laws (as defined below). The Company does not have any material liability under any Environmental Law, nor is the Company responsible for any liability of any other person under any Environmental Law. There are no pending or, to the knowledge of the Company, threatened actions, suits, claims, legal proceedings or other proceedings based on, and the Company has not directly or indirectly received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any government entity or any other person arising out of or attributable to: (i) the current or past presence at any location of Hazardous Materials (as defined below) or any substances that pose a hazard to human health or an impediment to working conditions; (ii) the current or past release or threatened release into the environment of any Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (iii) the off-site disposal of Hazardous Materials; or (iv) any violation of Environmental Laws or otherwise arising from the Company's activities whether or not involving Hazardous Materials.

                  (b) As used herein, these terms shall have the following meanings:

                           (i) "ENVIRONMENTAL LAWS" means all applicable federal, state and local laws, rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

                           (ii)     "HAZARDOUS MATERIALS" means wastes,
                  substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants. including without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

                                   ARTICLE 4.

                      AFFIRMATIVE COVENANTS OF THE COMPANY

         4.1 COVENANTS OF THE COMPANY DURING THE TIME THAT GREENWICH OWNS THE SHARES. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that following the Closing until Greenwich no longer owns the Shares, it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

                  (a) PAYMENT OF TAXES AND TRADE DEBT. The Company shall pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a material lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim did is being contested in good faith if the Company or Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto as shall he determined by its Board of Directors. The Company shall pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt and all other Indebtedness incident to the operations of the Company or its Subsidiaries, except such as are being contested in good faith if the Company or Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto as shall be determined by its Board of Directors.

                  (b) MAINTENANCE OF INSURANCE. The Company shall maintain, and cause each Subsidiary to maintain, with responsible and reputable insurance companies or associations insurance in such amounts and covering such risks as the Board of Directors deems adequate and advisable given the nature of the businesses conducted by the Company and each such Subsidiary (including directors and officers liability insurance).

                  (c) PRESERVATION OF CORPORATE EXISTENCE. The Company shall use its best efforts to preserve and maintain, and cause each Subsidiary to use its best efforts to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or ownership of its properties. The Company shall use its best efforts to preserve and maintain, and cause each Subsidiary to preserve and maintain, to the extent of their respective rights therein, licenses and other rights to use Patents, permits, trade secrets, processes, licenses, trademarks, trade names, inventions, intellectual property rights, copyrights or franchises owned or possessed by it and necessary to the conduct of its business.

                  (d) COMPLIANCE WITH LAWS. The, Company shall comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, except noncompliance being contested in good faith through appropriate proceedings so long as the Company shall have set up sufficient reserves, if any, required under generally accepted accounting principles with respect to such items.

                  (e) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep, and cause each Subsidiary to keep, adequate records and books of account in accordance with generally accepted accounting principles consistently applied.

                  (f) MAINTENANCE OF PROPERTIES. The Company shall maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties, necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

                  (g) INSPECTION. The Company shall, upon receipt of reasonable notice and subject to reasonable security measures, permit Greenwich and any of its respective representatives to visit and inspect any of the properties of the Company or any Subsidiary during normal business hours, including, without limitation, their books and records (and to make extracts therefrom and copies thereto) and to discuss the Company's affairs, finances and accounts with its officers, employees and independent public accountants.

         4.2 LISTING OF THE COMPANY'S COMMON STOCK ON A NATIONAL EXCHANGE. Upon the Closing and at such time as the Company first meets the initial inclusion listing requirements, the Company will use its best efforts to list shares of the Company's Common Stock on The Nasdaq Small Cap Market or on another national securities exchange such as the Nasdaq National Market System, the American Stock Exchange or the New York Stock Exchange. The Company shall, at a minimum, use its best efforts to maintain such listing for a period of five
(5) years from the time of such listing,

         4.3 AUDITED FINANCIAL STATEMENTS OF THE COMPANY. Upon the Closing, the Company shall use its best efforts to have the Company's financial statements audited by a "Big Five" or such other independent public accounting firm as Greenwich may consent to. Further, the Company shall not effect a change in its independent public accounting firm to other than a "Big Five" firm for a two (2) year period following the Closing.

         4.4 COSTS AND EXPENSES OF REGISTRATION OF THE SHARES. The Company shall be responsible for and bear all expenses directly and necessarily incurred in connection with the registration of the Shares as provided for in the Registration Rights Agreement, attached hereto as EXHIBIT "C",

         4.5 DAILY TRANSFER SHEETS. For a period of three (3) years from the Closing, the Company, at its expense, shall upon request from Greenwich, provide Greenwich with copies of the Company's daily transfer sheets.

                                   ARTICLE 5.

                        NEGATIVE COVENANTS OF THE COMPANY

         5.1 NEGATIVE COVENANTS OF THE COMPANY. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that following the Closing until Greenwich no longer owns the Shares, it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

                  (a) LIQUIDATION, RECAPITALIZATION, ETC.. The Company shall not, and shall not permit any of its Subsidiaries to, liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction without the prior written consent of Greenwich, provided, however, that such prohibition shall not prevent the Company from transferring assets to wholly-owned subsidiaries of the Company or of other wholly-owned subsidiaries of the Company in the ordinary course of business.

                  (b) BUDGETS AND BOARD APPROVAL. Prior to the commencement of each fiscal year, the Company shall prepare and submit to, and obtain the approval of a majority of the Board of Directors of a budget for the upcoming fiscal year, including projections of capital and operating expenses, cash flow, and profits and losses, all itemized in reasonable detail for the Company and its Subsidiaries on a consolidated basis.

                  (c) INDEMNIFICATION PROVISIONS; DIRECTOR INSURANCE. The Articles of Incorporation or Bylaws of the Company shall at all times provide for the indemnification of members of the Board of Directors to the full extent provided by law of the State of Nevada. The Company shall purchase and maintain insurance on behalf of each individual who is or was a director of the Company against liability asserted against or incurred by him in that capacity or arising from his status as a director, whether or not the Company would have power to indemnify him against the same liability under applicable law.

                  (d) DEALINGS WITH AFFILIATES AND OTHERS. The Company shall not, and shall not permit any Subsidiary to (i) enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer, director or stockholder of the Company or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officer, directors, stockholders or members of their immediate families unless such transaction is approved in advance by a majority of disinterested members of the Board of Directors, or
         (ii) use any proceeds from the sale of the Shares contemplated hereby to repay any indebtedness of the Company, including, but not limited to, any indebtedness to current executive officers or principal stockholders of the Company.

                  (e) CONSIDERATION FOR ISSUANCE OF SHARES. The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, for consideration, the amount of which is less than fair market value, as determined in good faith by the Board of Directors, (i) any share of Common Stock,
         (ii) any other equity security of the Company, including, without limitation, shares of preferred stock, (iii) any debt security of the Company that by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security, except for shares of Common Stock issued upon any subdivision or combination of shares of Common Stock.

                  (f) NEGATIVE PLEDGE. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, without the prior written consent of Greenwich, except for liens securing Indebtedness in an amount of up to $100,000 and except for purchase money security interests incurred in the ordinary course of business to acquire equipment used in the Company's operations which shall not, in the aggregate, exceed $10,000,000.

                  (g) LIMITATION ON INDEBTEDNESS. Without the prior written consent of Greenwich, neither the Company nor any Subsidiary shall incur, guarantee or otherwise become liable with respect to any Indebtedness except: (i) trade liabilities arising out of the ordinary course of business; and (ii) Indebtedness to redeem the Series D Preferred Stock.

                  (h) LIMITATION ON ISSUANCE OF EQUITY SECURITIES. Without the prior written consent of Greenwich, neither the Company nor any Subsidiary shall issue any shares of any class or series of its equity securities except for the Shares, the shares of Common Stock underlying the Warrant and the shares of Common Stock into which the Series A, B, C and D Preferred Stock are convertible in accordance with the terms thereof.

                  (i) LIMITATION ON DISTRIBUTIONS. Without the prior written consent of Greenwich, the Company shall not pay any dividend or make any other distributions with respect to or purchase or redeem any shares of its capital stock except for the payment of dividends on the Preferred Stock in accordance with its terms.

                  (j) LIMITATION ON REDEMPTION OF DEBT. Without the prior written consent of Greenwich, the Company shall not, and shall not permit any Subsidiary to, redeem or purchase any Indebtedness issued by it prior to the stated maturity date thereof except as may be approved by a majority of the Board of Directors.

                  (k) LIMITATIONS ON AMENDMENTS. Without the prior written consent of Greenwich, the Company shall not amend any provision of its Articles of Incorporation, as amended through the date of this Agreement, or its Bylaws, as amended through the date of this Agreement, except for any such amendment necessary in connection with the transactions contemplated hereby.

                  (l) LIMITATIONS ON COMPANY ACTIONS. Without the prior written Consent of Greenwich, the Company shall not, and shall not permit any Subsidiary to, (i) consolidate or merge with or into any other corporation, entity or Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets unless (w) the successor company is a U.S. corporation, (x) the Shares held Greenwich shall be converted into or exchanged for and shall become shares of the successor company having substantially the same powers, preferences, tradeability and relative rights and qualifications that the Shares held by Greenwich had immediately prior to such transaction, (y) the consolidated net worth of the successor company immediately after the transaction on a pro forma basis will be equal to or greater than the net worth of the Company immediately preceding the combination transaction and (z) the Company shall deliver to the transfer agent for the Company, prior to the consummation of the proposed combination transaction, an officer's certificate and opinion of counsel, from legal counsel reasonably acceptable to Greenwich, to the effect that such sale, transfer or combination complies with the terms and conditions of this Section 5.1(l)(i), (ii) make any loan or advance to, any Person, including, without limitation any employee, director or stockholder of the Company or any Subsidiary, except advances made in the ordinary course of business to a wholly-owned Subsidiary of the Company, (iii) take any action to effect the dissolution, winding up, or liquidation of the Company, or to initiate any proceedings in the nature of bankruptcy, receivership, or insolvency proceedings of any kind, (iv) make any material changes in the compensation of the employees, officers, and directors of the Company, or (v) engage in any activity outside the ordinary course of the Company's business or that may have a detrimental effect on the Company.

                  (m) PHANTOM STOCK. The Company shall not create any right to acquire an equity interest, or any interest measured by income, profits or any results of operations or by the value of any stock, or any similar or related right of interest.

                  (n) ASSET SALES. The Company shall not, and shall not permit any Subsidiary to sell, lease or otherwise dispose of any of its or their respective properties or assets except sales, leases or other dispositions (i) made in the ordinary course of the Company's business or (ii) approved by Greenwich.

                  (o) SUBSIDIARIES. As long Greenwich owns any of the Shares, the Company shall not, and shall not permit any subsidiary to, create any subsidiary. The Company shall not cause or permit any subsidiary to cease to be a wholly-owned subsidiary without the consent of Greenwich.

         5.2 EMPLOYEE STOCK OPTIONS. For a period of eighteen (18) months after Closing, the Company will not, without the prior written consent of Greenwich, grant any options to purchase securities of the Company to employees that are exercisable at a price below the greater of USD $1.25 per share or the fair market value of the securities on the date of grant. The foregoing restriction will not apply to certain options granted to Randy K. Johnson, Esq., B.J. Mendenhall and Lewis G. Migliore as indicated in SCHEDULE 3.18(a) attached hereto.

         5.3      SALES OF SECURITIES UNDER REGULATION S. For a period of three
(3) years following the Closing, the Company will not, without the prior written consent of Greenwich, offer or sell any of its securities in reliance on Regulation S of the Securities Act of 1933, as amended.

         5.4 REPAYMENT OF COMPANY INDEBTEDNESS. The Company will not use any proceeds from the sale of the Shares to repay any indebtedness of the Company, including but not limited to any indebtedness to current executive officers or principal shareholders of the Company except for indebtedness incurred in the ordinary course of business.

         5.5 PRESS RELEASES. Any press releases or other publicity proposed by the Company shall be sent to Greenwich at least three (3) hours before such press release or publicity is published or released.

         5.6 SALES BELOW GREENWICH PURCHASE PRICE. The Company will not sell any of its securities at a price lower than USD $1.25 per share for a period of twenty-four (24) months from the Closing, without the prior written consent of Greenwich.

                                   ARTICLE 6.

                        OTHER REQUIREMENTS OF THE COMPANY

         6.1 REPORTING REQUIREMENTS. The Company will furnish to Greenwich, upon the written request of Greenwich, the following for so long as Greenwich owns any Shares:

                  (a) copies of its annual reports on Form 10-KSB, its quarterly reports on Form 10-QSB, its proxy statement and any reports on Form 8-K, including all exhibits thereto and copies of all documents incorporated by reference therein, all within seven days of filing such reports with the Securities and Exchange Commission;

                  (b) within thirty (30) days after the close of each calendar month, except with respect to the last month of each fiscal year, a copy of its consolidated balance sheet as of the close of such month and its profit and loss statement and surplus reconciliation for that month, all prepared in accordance with GAAP consistently applied, and certified as being fairly presented in all material respects by the Company's President or its Chief Financial Officer;

                  (c) within thirty (30) days after the close of each calendar month, a copy of the internal accounting reports prepared by the Company for its officers and directors;

                  (d) at any time within the period from thirty (30) days prior to and until thirty (30) days after the start of any fiscal year, financial projections of the Company and its subsidiaries, if any, for such fiscal year prepared in reasonable detail, which financial projections shall be presented to the Company's Board of Directors for their approval at their regular meeting first following the preparation of such projections;

                  (e) promptly after an overt threat or the commencement thereof notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that might result in a material adverse effect on the Company and its Subsidiaries taken as a whole;

                  (f) at least 30 days prior to commencement of each fiscal year of the Company, a copy of the operating plan and budget;

                  (g) within five business days after the Company learns of any circumstance or event which reasonably can be expected to have a material adverse effect an the assets, properties, liabilities, financial condition, results of operations, business, or prospects of the, Company, written notice of the, nature and extent of such circumstance or event; and

                  (h) within ten business days after Greenwich makes a request therefore, such other data relating to the business, affairs and financial condition of the Company or its Subsidiaries.

         6.2 BOARD REPRESENTATION. During the shorter of five (5) years following the Closing or for so long as Greenwich owns any Shares, Greenwich shall have the right to designate one (1) director to the Board of Directors and the Company shall cause such designee to be elected to the Board of Directors. Further, the Company shall use its best efforts to have at least two (2) outside directors on its Board within ninety (90) days of the Closing.

         6.3 ACTIONS REQUIRING BOARD CONSIDERATION. Without in any way limiting the generality of matters which may be appropriate for consideration or action by the Board of Directors, prior to taking action with respect to any of the following items, the Board of Directors or, in the case of Sections 6.3(a) and (b), the Compensation Committee thereof, must approve the following actions:

                  (a) The compensation of the executive officers of the Company as well as changes in officers and their compensation, including, without limitation, all significant employee benefits other than health care and similar insurance plans;

                  (b) All incentive programs (and revisions thereto) for employees such as stock option plans, equity plans, bonus plans, etc.;

                  (c) Company budgets, which shall be submitted within the period from thirty (30) days prior to and until thirty (30) days after the commencement of each fiscal year covering sales, direct costs, indirect costs, profit targets, capital expenditures, and cash flow;

                  (d) Major appropriations in excess of One Hundred Thousand Dollars ($100,000.00) for any capital items not in the Company budget for the fiscal year;

                  (e) Major new facilities and their location, excluding any small leased facilities in the local area so long as their annual rental obligation does not exceed One Hundred Thousand Dollars ($100,000.00) per year;

                  (f) All matters pertaining to mergers and acquisitions, without exception;

                  (g)      Purchase contracts of a major nature;

                  (h)      Sales contracts of an unusual size or complexity;

                  (i) Sale or purchase of patents, rights, or any royalty or license agreements, other than in the ordinary course of business;

                  (j) Warranty and distribution policies of an unusual nature which are not representative of industry patterns;

                  (k) Financing programs and policies applicable to public offerings, private placements, and long-term debt;

                  (l)      Treasury policies;

                  (m)      Selection of auditors and corporate counsel;

                  (n)      Banking resolutions;

                  (o) Cash policies such as pension funds, investments, etc., other than normal bank deposits;

                  (p) All matters of litigation in which the Company is to be the plaintiff or other initiating party; and

                  (q)      Conflict of interest matters.

         6.4 MANAGEMENT CONSULTATION WITH BOARD OF DIRECTORS. The management of the Company shall notify and consult with the Board of Directors (by written, telegraphic or telephonic notice) prior to taking any initial action with respect to any of the following matters (it being understood that the Board of Directors will determine the propriety of further or alternative action with respect to such matters at their next meeting):

                  (a) All matters of personnel policies as they apply to any labor agreements or organization of unions;

                  (b) All matters of public policy, wherein the Company is to be involved in any community, political, or religious cause or program;

                  (c) All matters of litigation that involve or may involve the Company as a defendant;

                  (d)      Audit programs and policies; and

                  (e) Any operating decisions which in the judgment of the President and Chief Executive Officer should be presented to the Board.

         6.5 LOCK-UP AGREEMENTS FOR KARREN AND HOPKINS. At the Closing, Gaylord Karren ("Karren") and John Hopkins ("Hopkins"), both senior executives of the Company, as an inducement to Greenwich to purchase the Shares, shall deliver executed Lock-Up Agreements in the form set forth in EXHIBIT "E". The shares subject to the Lock-Up Agreements shall not be assignable or transferrable except in accordance with the terms thereof. The Company shall take all such steps necessary to enforce the provisions of the Lock-Up Agreements, including but not limited to, notifying the Company's transfer agent of the existence of the Lock-Up Agreements.

         6.6 KEY MAN LIFE INSURANCE. Upon the Closing, the Company shall cause at least One Million Dollars (USD $1,000,000.00) of "key man" life insurance to be written on the life of Karren. Such "key man" life insurance policy shall be payable to the Company in the event of Karren's death and shall be kept in force for a minimum period of either three (3) years from the Closing or the term of the employment agreement between Karren and the Company, whichever is longer.

                                   ARTICLE 7.

                            MERGERS AND ACQUISITIONS

         7.1 INTRODUCED TRANSACTION. The Company agrees that Greenwich will be paid a finder's fee of five percent (5%) of the first $1,000,000.00, four percent (4%) of the second $1,000,000.00, three percent (3%) of the next $1,000,000.00, two percent (2%) of the next $1,000,000.00 and one percent (1%)
of the excess, if any, over $4,000,000.00 of the consideration involved in any merger or acquisition transaction (or equivalent) consummated by the Company, in which Greenwich introduced the other party to the Company during a period ending five (5) years from the Closing (an "Introduced Transaction").


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

         7.2 PAYMENT OF FINDER'S FEE. Any such finder's fee due to Greenwich will be paid in cash at the closing of the particular Introduced Transaction for which the finder's fee is due.


                                   ARTICLE 8.

                        DEFINITIONS AND ACCOUNTING TERMS

         8.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Agreement" means this Securities Purchase Agreement as from time to time amended and in effect between the parties.

                  "Board of Directors" shall mean the then present members of the Board of Directors of the Company.

                  "Company" means and shall include Venturi Technologies, Inc., a corporation organized and existing under the laws of the State of Nevada, and its successors and assigns.

                  "ERISA" means the federal Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

                  "GAAP" means generally accepted accounting principles as applied in the United States of America at the time of determination thereof.

                  "Indebtedness" means any and all indebtedness of the Company:
(i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Company or only to a portion thereof); (ii) evidenced by bonds, notes, debentures or similar instruments, or representing the balance deferred and unpaid of the purchase price of any property that constitutes debt in accordance with GAAP; (iii) reflecting any obligation of the Company to pay future rentals or other payments with respect to any property or otherwise which obligation would be required to be capitalized in accordance with GAAP; (iv) any right in respect of the Company which is convertible into any such obligation; (v) all such obligations of third parties which the Company has directly or indirectly incurred, assumed, guaranteed or otherwise become liable for, and (vi) including the deferred purchase price of assets or services payable to the sellers thereof or any of such sellers' assignees which in accordance with GAAP would be shown on the liabilities side of the balance sheet of such person (but excluding deferred rent as determined in accordance with GAAP and deferred, federal or state income taxes) and the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder.

                  "Indemnitees" shall have the meaning assigned to that term in
Section 6.1.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute and any lease having substantially the same effect as the foregoing.

                  "Loss" and "Losses" shall have the meanings assigned to such terms in Section 6.1 hereof.

                  "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "Greenwich" means Greenwich, AG.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission (or of other federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

                  "Shares" shall have the meaning assigned to that term in
Section 1.1 hereof.

                  "Subsidiary" or "Subsidiaries" means any corporation, 50% or more of the outstanding voting stock of which shall at the time of determination be owned by the Company or by one or more Subsidiaries, or any other entity or enterprise, 50% or more of the equity of which shall at the time of determination be owned by the Company or by one or more Subsidiaries; PROVIDED that with respect to the Company, as long as any of the Shares purchased by Greenwich hereunder remain outstanding the Company must own 100% of the equity of such entity.

                  "Warrant" shall have the meaning assigned to that term in
Section 1.2 hereof.

         8.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                                   ARTICLE 9.

                         INDEMNIFICATION BY THE COMPANY

         9.1 INDEMNIFICATION. Notwithstanding anything in this Agreement to the contrary, each party hereto (an "Indemnifying Party") shall indemnify, defend and hold the other party and its officers, members and affiliates (individually, an "Indemnitee" and collectively, the "Indemnitees", harmless from and against any and all demands, claims, actions, lawsuits, obligations, losses, liabilities, damages, costs and expenses whatsoever (including, without limitation, any fines, penalties and attorneys' fees and other expenses incurred in investigating and defending any of the foregoing or enforcing this Agreement) (all such demands, claims, actions, lawsuits, obligations, losses, liabilities, damages, costs and expenses are herein collectively referred to as "Losses" and individually referred to as a "Loss" asserted against. imposed upon or incurred by an Indemnitee by reason of or in connection with (a) any inaccuracy in, or breach of any of the representations or warranties of the Indemnifying Party set forth in this Agreement or the Exhibits or Schedules hereto, and (b) any breach by the Indemnifying Party of any of its covenants, obligations or agreements contained in this Agreement or in any other instrument or document delivered in connection with the transactions contemplated by this Agreement.

                                   ARTICLE 10.

                                  MISCELLANEOUS

         10.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of Greenwich, or any other holder of the Shares in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         10.2 NOTICE. All notices, requests, demands, consents, approvals, agreements, or other communications to or by a party to this Agreement shall (i) be in writing addressed to the authorized address of the recipient set out in this Section 10.2 or to such other address as it may have notified the sender,
(ii) be signed by an authorized officer of the sender, and (iii) be delivered in person or sent by registered or certified mail, postage prepaid, return receipt requested or by facsimile transmission. Any such communication shall duly given or made (A) in the case of delivery in person when actually received by the recipient, (B) in the case of mailing, three days after delivery to the U.S. Postal Service or (C) in the case of facsimile transmission, when received in legible form by the recipient at the fax number set forth below and when the recipient has been requested to acknowledge receipt of the entire facsimile transmission, upon the sending and receiving of the acknowledgment of receipt (which acknowledgment the recipient will promptly give); but if such delivery or dispatch is later than 5:00 pm local time on a day on which business is generally carried on in the place to which such communication is sent or occurs on a day on, which business is not generally carried on in the place to which such communication is sent, it will be deemed to have been duly given or made at the commencement of business on the next day on which business is generally carried on in that place.

If to the Company:         Venturi Technologies, Inc.
                           1327 North State
                           Orem, Utah 84057
                           Attention: Gaylord Karren, CEO
                           Telephone: (801) 235-9552
                           Telecopier: (801) 235-1731

with a copy to:            Randy K. Johnson, Esq.
                           Mackey, Price & Williams
                           170 S. Main Street
                           Suite 900
                           Salt Lake City, Utah 84101-1655
                           Telephone: (801) 575-5000
                           Telecopier: (801) 575-5006

If to Greenwich:           Greenwich, AG
                           Neuer Wall 32
                           20354 Hamburg, Germany
                           Attention: Dr. Rainer Bischoff
                           Telephone: 011-49-40-37-50-23-30
                           Telecopier: 011-49-40-37-50-23-32

with a copy to:            I. Bobby Majumder, Esq.
                           Gardere & Wynne L.L.P.
                           3000 Thanksgiving Tower
                           1601 Elm Street
                           Dallas, Texas 75201-4761
                           Telephone: (214) 999-3000
                           Telecopier: (214) 999-4667

         10.3 COSTS, EXPENSES AND TAXES. The Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Shares, the Warrant and other instruments and documents to be delivered hereunder or thereunder and agrees to hold Greenwich harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees.

         10.4 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and Greenwich and its respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Greenwich.

         10.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement, the Shares, the Warrant or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

         10.6 PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof This Agreement can only be modified, including any extension of the offering period, by a written agreement duly signed by persons authorized to sign agreements on behalf of the respective parties.

         10.7 SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability or any other provision.

         10.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Texas without giving effect to the conflict of law provisions thereof.

         10.9 HEADINGS. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

         10.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         10.11 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of Greenwich, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         10.12 ATTORNEYS' FEES. If any action is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which he is or may be entitled. This provision shall be construed as applicable to the entire agreement.

         10.13 REMEDIES. Each party hereto, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.

         10.14 TIME OF ESSENCE. Time shall be of the essence of this Agreement.

         10.15 JOINT DRAFTING OF AGREEMENT. This Agreement has been prepared by the joint efforts of the respective counsel for each of the parties hereto and shall not be construed against a particular party simply by reason of such party being the drafting party.

         10.16 FACSIMILE SIGNATURE. This Agreement may be executed by facsimile copy and any such facsimile copy bearing the facsimile signature of any party hereto shall have full legal force and effect and shall be binding against the party having executed this Agreement by facsimile.


IN WITNESS WHEREOF the undersigned have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                  VENTURI TECHNOLOGIES, INC.


                                  By: /s/ GAYLORD KARREN
                                     ---------------------------------------
                                  Title: CEO
                                        ------------------------------------


                                  GREENWICH, AG.


                                  By: /s/ DANIEL DORNIER
                                     ---------------------------------------
                                     DANIEL DORNIER, Chief Executive Officer






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